Exhibit 99.1

Air Products and Chemicals, Inc.

7201 Hamilton Boulevard

Allentown, PA 18195-1501

www.airproducts.com

Air Products Reports Strong Fiscal 2016 Third Quarter Results*

•	On a GAAP basis, quarterly EPS from continuing operations of $1.63 and operating margin of 22.0 percent

•	Quarterly adjusted EPS from continuing operations of $1.92, up 16 percent versus prior year

•

Quarterly adjusted operating margin of 23.0 percent and adjusted EBITDA margin of 34.2 percent, both up 340 basis points; adjusted Return on Capital Employed (ROCE) of 13.5 percent up 200 basis points versus prior year

•	Announced new plant to provide ultra-high purity gases to customers in Pukou Economic Development Zone in Nanjing, China

•	Filed Form 10 with U.S. Securities and Exchange Commission for Electronic Materials Division spin-off company, Versum Materials

•	Fiscal 2016 fourth quarter adjusted EPS from continuing operations guidance of $1.91 to $2.01, which at midpoint, represents an increase of seven percent over the fourth quarter of the prior year

•	Increasing fiscal full-year 2016 adjusted EPS from continuing operations guidance to $7.45 to $7.55, which at midpoint, represents an increase of 14 percent over the prior year

*	The results and guidance in this release, including in the highlights above, include “adjusted” non-GAAP continuing operations. A reconciliation of GAAP to non-GAAP results can be found at the end of this release.

LEHIGH VALLEY, Pa. (July 28, 2016) – Air Products (NYSE: APD) today reported GAAP net income from continuing operations of $356 million, up 11 percent versus the prior year, and diluted earnings per share (EPS) from continuing operations of $1.63, up 10 percent versus the prior year, for its fiscal third quarter ended June 30, 2016.

On a Non-GAAP basis, adjusted net income from continuing operations of $420 million was up 17 percent versus prior year, and adjusted diluted earnings per share from continuing operations of $1.92 was up 16 percent versus prior year.

Third quarter sales of $2,434 million decreased one percent from the prior year, as four percent higher volumes were more than offset by three percent lower energy pass-through and two percent unfavorable currency. The volume improvement was primarily driven by Industrial Gases – Global, Asia, and North America. Pricing overall was flat despite higher pricing in Industrial Gases – Americas and Industrial Gases – Europe, Middle East, and Africa (EMEA).

On a GAAP basis, operating income of $535 million increased 26 percent and operating margin of 22.0 percent improved 480 basis points versus prior year. Adjusted operating income of $560 million increased 16 percent, and adjusted EBITDA of $833 million increased 10 percent over prior year. Adjusted operating margin of 23.0 percent and adjusted EBITDA margin of 34.2 percent both improved 340 basis points over the prior year. Adjusted ROCE increased 200 basis points to 13.5 percent. These results were primarily driven by operational improvements and restructuring benefits.

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Commenting on the results, Seifi Ghasemi, chairman, president and chief executive officer, said, “I am very pleased to report that our team at Air Products delivered another set of excellent results this quarter. Despite sluggish economic growth worldwide and continued currency headwinds, our team stayed focused on executing our strategic Five-Point Plan, delivering EPS of $1.92, up 16 percent over last year, and improving EBITDA margin by more than 300 basis points. This is the eighth consecutive quarter that Air Products has reported double-digit EPS growth. Also, our ROCE increased 200 basis points and now stands at 13.5 percent.

“I want to thank the people of Air Products for coming together to prove that they have the determination and the capability to deliver outstanding results and move our company forward to be the best in the industry.

“As we move closer to the sale of our Performance Materials Division to Evonik and the tax-free spin-off of our Electronic Materials Division (Versum Materials) to shareholders, we see great opportunities ahead to win key projects and invest in our core industrial gases business so that we grow Air Products in the years to come.”

Third Quarter Results by Business Segment:

•

Industrial Gases – Americas sales of $832 million decreased seven percent versus prior year, as lower energy pass-through reduced sales by five percent and unfavorable currency reduced sales by two percent. Volumes overall decreased one percent, as strong hydrogen demand and the benefits of a new hydrogen plant in North America were more than offset by lower merchant demand in South America. Pricing increased one percent. Operating income of $235 million increased 14 percent over prior year, and adjusted EBITDA of $362 million increased 11 percent, driven by operational improvements and the benefits from restructuring actions. Record operating margin of 28.2 percent improved 520 basis points; excluding lower energy pass-through, it increased more than 400 basis points. Record adjusted EBITDA margin of 43.5 percent improved 700 basis points over prior year.

•

Industrial Gases – EMEA sales of $427 million declined six percent versus last year, with lower energy pass-through reducing sales by five percent and unfavorable currency reducing sales by one percent. Pricing increased one percent and volumes decreased one percent. Operating income of $103 million increased 18 percent from the prior year, and adjusted EBITDA of $160 million increased nine percent versus prior year on the benefits from productivity and pricing actions. Record operating margin of 24.2 percent increased 500 basis points; excluding lower energy pass-through, it increased 400 basis points. Record adjusted EBITDA margin of 37.4 percent increased 520 basis points over the prior year.

•

Industrial Gases – Asia sales of $448 million increased seven percent versus prior year, as volume growth of 14 percent, driven by new plants and strong underlying business, was partially offset by five percent unfavorable currency and two percent lower pricing. Operating income of $118 million increased 17 percent and adjusted EBITDA of $182 million increased 10 percent on the benefits from productivity actions and higher volumes. Operating margin of 26.4 percent improved 220 basis points over prior year, and adjusted EBITDA margin of 40.7 percent increased 110 basis points.

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•

Materials Technologies sales of $520 million decreased four percent versus the prior year on two percent lower pricing, one percent lower volumes, and one percent unfavorable currency. Operating income of $135 million was up three percent. Adjusted EBITDA of $154 million was flat. Operating margin of 26.0 percent was up 160 basis points, and adjusted EBITDA margin of 29.7 percent was up 110 basis points.

•

Electronic Materials sales of $243 million declined eight percent from the prior year on six percent lower volumes and two percent unfavorable currency. Materials volumes were flat, as growth in Advanced Materials was offset by softer Process Materials volumes. Operating margin of 30.0 percent and adjusted EBITDA margin of 35.3 percent were up modestly, driven by favorable pricing and mix, and productivity.

•

Performance Materials sales of $277 million were flat with the prior year as four percent higher volumes were offset by four percent lower pricing, driven by lower raw material costs. Operating margin of 22.7 percent increased 180 basis points and adjusted EBITDA margin of 24.9 percent increased 130 basis points, driven by productivity and favorable price/raw material balance.

Non-GAAP results for the Company in the fiscal third quarter exclude an income tax expense of $45.7 million, or $0.21 per share, related to a dividend from a foreign subsidiary; $14.2 million, or $0.04 per share, of expenses for cost reduction actions; $9.5 million, or $0.04 per share, in legal and advisory fees related to the intended separation of the Company’s Materials Technologies business; and $1.0 million for pension settlement costs.

Outlook

The capital expenditure forecast for fiscal year 2016 is approximately $1.2 billion.

Air Products expects fiscal 2016 fourth quarter adjusted EPS from continuing operations to be between $1.91 and $2.01 per share, which at midpoint, represents an increase of seven percent over the fourth quarter of the prior year.

The Company is increasing its full-year fiscal 2016 adjusted EPS from continuing operations guidance to $7.45 to $7.55 earnings per share, which at midpoint, represents an increase of 14 percent over the prior year. The Company’s previous guidance was $7.40 to $7.55.

Access the Q3 earnings teleconference scheduled for 10:00 a.m. Eastern Time on July 28 by calling (719) 457-2634 and entering passcode 4401719, or access the Event Details page on Air Products’ Investor Relations web site.

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About Air Products

Air Products (NYSE:APD) is a world-leading Industrial Gases company celebrating 75 years of operation. The Company’s core industrial gases business provides atmospheric and process gases and related equipment to manufacturing markets, including refining and petrochemical, metals, electronics, and food and beverage. Air Products is also the world’s leading supplier of liquefied natural gas process technology and equipment. The Company’s Materials Technologies business serves the semiconductor, polyurethanes, cleaning and coatings, and adhesives industries.

The Company had fiscal 2015 sales of $9.9 billion and has a current market capitalization of more than $30 billion. Approximately 19,000 employees in 50 countries strive to make Air Products the world’s safest and best performing industrial gases company, providing sustainable offerings and excellent service to all customers. For more information, visit www.airproducts.com.

NOTE: This report contains “forward-looking statements” within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements about earnings guidance and business outlook. These forward-looking statements are based on management’s reasonable expectations and assumptions as of the date this report is filed. Actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors not anticipated by management, including, without limitation, global or regional economic conditions (including as to the United Kingdom and Europe the impact of the recent “Brexit” referendum) and supply and demand dynamics in market segments into which the Company sells; significant fluctuations in interest rates and foreign currencies from that currently anticipated; with regard to the previously announced separation of Versum Materials, general economic and business conditions that may affect the separation and the execution thereof, changes in capital market conditions, or the Company’s decision not to consummate the separation due to market, economic or other events; future financial and operating performance of major customers; unanticipated contract terminations or customer cancellations or postponement of projects and sales; asset impairments due to economic conditions or specific events; the impact of competitive products and pricing; challenges of implementing new technologies; ability to protect and enforce the Company’s intellectual property rights; unexpected changes in raw material supply and markets; the impact of price fluctuations in natural gas and disruptions in markets and the economy due to oil price volatility; the ability to recover increased energy and raw material costs from customers; costs and outcomes of litigation or regulatory investigations; the success of productivity and operational improvement programs; the timing, impact, and other uncertainties of future acquisitions or divestitures; political risks, including the risks of unanticipated government actions; acts of war or terrorism; the impact of changes in environmental, tax or other legislation and regulatory activities in jurisdictions in which the Company and its affiliates operate; and other risk factors described in the Company’s Form 10-K for its fiscal year ended September 30, 2015. The Company disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this report to reflect any change in the Company’s assumptions, beliefs or expectations or any change in events, conditions, or circumstances upon which any such forward-looking statements are based.

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Media Inquiries:

Katie McDonald, tel: (610) 481-3673; email: mcdonace@airproducts.com

Investor Inquiries:

Simon Moore, tel: (610) 481-7461; email: mooresr@airproducts.com

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*	Presented below are reconciliations of the reported GAAP results to the non-GAAP measures.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Millions of dollars unless otherwise indicated, except for share data)

The discussion of third quarter and year-to-date results includes comparisons to non-GAAP (“adjusted”) financial measures. The presentation of non-GAAP measures is intended to enhance the usefulness of financial information by providing measures which management uses internally to evaluate our operating performance and manage our capital expenditures.

We use non-GAAP measures to assess our operating performance by excluding certain disclosed items that we believe are not representative of our underlying business. We believe non-GAAP financial measures provide investors with meaningful information to understand our underlying operating results and to analyze financial and business trends. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures, and have limitations which include but are not limited to:

•	Our measure excludes certain disclosed items, which we do not consider to be representative of underlying business operations. However, these disclosed items represent costs (benefits) to the Company.

•	Though not business operating costs, interest expense and income tax provision represent ongoing costs of the Company.

•

Depreciation, amortization, and impairment charges represent the wear and tear and/or reduction in value of the plant, equipment, and intangible assets which permit us to manufacture and/or market our products.

•	Other companies may define non-GAAP measures differently than we do, limiting their usefulness as comparative measures.

A reader may find any one or all of these items important in evaluating our performance. Management compensates for the limitations of using non-GAAP financial measures by using them only to supplement our GAAP results to provide a more complete understanding of the factors and trends affecting our business. In evaluating these financial measures, the reader should be aware that we may incur expenses similar to those eliminated in this presentation in the future.

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CONSOLIDATED RESULTS

	Continuing Operations
	Q3					YTD
2016 Q3 vs. 2015 Q3	Operating Income	Operating Margin (A)		Net Income	Diluted EPS	Operating Income	Operating Margin (A)		Net Income	Diluted EPS
2016 Q3 GAAP	$535.1	22.0%		$355.7	$1.63	$1,559.0	22.1%		$1,113.3	$5.11
2015 Q3 GAAP	424.8	17.2%		320.5	1.48	1,234.0	16.6%		938.7	4.32
Change GAAP	$110.3	480	bp	$35.2	$.15	$325.0	550	bp	$174.6	$.79
% Change GAAP	26%			11%	10%	26%			19%	18%

2016 Q3 GAAP	$535.1	22.0%		$355.7	$1.63	$1,559.0	22.1%		$1,113.3	$5.11
Business separation costs (tax impact $44.7 and $46.2) (B)	9.5	.4%		54.2	.25	28.9	.4%		75.1	.34
Business restructuring and cost reduction actions (tax impact $4.9 and $6.4)	14.2	.6%		9.3	.04	22.8	.3%		16.4	.08
Pension settlement loss (tax impact $.4 and $1.4)	1.0	—		.6	—	3.6	.1%		2.2	.01
2016 Q3 Non-GAAP Measure	$559.8	23.0%		$419.8	$1.92	$1,614.3	22.9%		$1,207.0	$5.54

2015 Q3 GAAP	$424.8	17.2%		$320.5	$1.48	$1,234.0	16.6%		$938.7	$4.32
Business restructuring and cost reduction actions (tax impact $19.4 and $47.3)	58.2	2.4%		38.8	.18	146.0	2.0%		98.7	.45
Pension settlement loss (tax impact $.6 and $5.3)	1.6	—		1.0	—	14.2	.2%		8.9	.04
Gain on previously held equity interest (tax impact $6.7)	—	—		—	—	(17.9)	(.3)%		(11.2)	(.05)
2015 Q3 Non-GAAP Measure	$484.6	19.6%		$360.3	$1.66	$1,376.3	18.5%		$1,035.1	$4.76

Change Non-GAAP Measure	$75.2	340	bp	$59.5	$.26	$238.0	440	bp	$171.9	$.78
% Change Non-GAAP Measure	16%			17%	16%	17%			17%	16%

(A)	Operating margin is calculated by dividing operating income by sales.
(B)	Refer to Note 1, Materials Technologies Separation, for additional information on the tax impact.

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ADJUSTED EBITDA

We define Adjusted EBITDA as income from continuing operations (including noncontrolling interests) excluding certain disclosed items, which the Company does not believe to be indicative of underlying business trends, before interest expense, income tax provision, and depreciation and amortization expense. Adjusted EBITDA provides a useful metric for management to assess operating performance.

Below is a reconciliation of Income from Continuing Operations on a GAAP basis to Adjusted EBITDA:

2016	Q1	Q2	Q3	Q4	Q3 YTD Total
Income from Continuing Operations (A)	$386.2	$387.6	$363.0		$1,136.8
Add: Interest expense	22.2	25.7	35.0		82.9
Add: Income tax provision	135.9	132.5	179.5		447.9
Add: Depreciation and amortization	232.7	232.1	230.6		695.4
Add: Business separation costs	12.0	7.4	9.5		28.9
Add: Business restructuring and cost reduction actions	—	8.6	14.2		22.8
Add: Pension settlement loss	—	2.6	1.0		3.6
Adjusted EBITDA	$789.0	$796.5	$832.8		$2,418.3

2015	Q1	Q2	Q3	Q4	Q3 YTD Total
Income from Continuing Operations (A)	$339.2	$298.8	$334.9	$351.5	$972.9
Add: Interest expense	29.1	23.4	28.2	22.8	80.7
Add: Income tax provision	107.1	87.7	104.1	119.4	298.9
Add: Depreciation and amortization	235.5	233.3	233.0	234.6	701.8
Add: Business restructuring and cost reduction actions	32.4	55.4	58.2	61.7	146.0
Add: Pension settlement loss	—	12.6	1.6	7.0	14.2
Add: Business separation costs	—	—	—	7.5	—
Less: Gain on previously held equity interest	17.9	—	—	—	17.9
Less: Gain on land sales	—	—	—	33.6	—
Add: Loss on early retirement of debt	—	—	—	16.6	—
Adjusted EBITDA	$725.4	$711.2	$760.0	$787.5	$2,196.6
(A) Includes net income attributable to noncontrolling interests.

2016 vs. 2015
Adjusted EBITDA change	$63.6	$85.3	$72.8		$221.7
Adjusted EBITDA % change	9%	12%	10%		10%

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Below is a reconciliation of segment operating income to Adjusted EBITDA:

	Industrial Gases– Americas		Industrial Gases– EMEA		Industrial Gases– Asia		Industrial Gases– Global	Materials Technologies		Corporate and other	Segment Total
Three Months Ended 30 June 2016
Operating income (loss)	$234.5		$103.4		$118.1		$(13.9)	$135.2		$(17.5)	$559.8
Add: Depreciation and amortization	111.9		45.1		49.2		2.0	18.6		3.8	230.6
Add: Equity affiliates’ income (loss)	15.9		11.3		14.8		(.1)	.5		—	42.4
Adjusted EBITDA	$362.3		$159.8		$182.1		$(12.0)	$154.3		$(13.7)	$832.8
Adjusted EBITDA margin	43.5%		37.4%		40.7%			29.7%			34.2%

Three Months Ended 30 June 2015
Operating income (loss)	$206.5		$87.6		$100.9		$(24.1)	$131.5		$(17.8)	$484.6
Add: Depreciation and amortization	103.9		47.0		51.9		4.2	22.7		3.3	233.0
Add: Equity affiliates’ income	17.3		12.1		12.7		—	.3		—	42.4
Adjusted EBITDA	$327.7		$146.7		$165.5		$(19.9)	$154.5		$(14.5)	$760.0
Adjusted EBITDA margin	36.5%		32.2%		39.6%			28.6%			30.8%
Adjusted EBITDA change	$34.6		$13.1		$16.6		$7.9	$(.2)		$.8	$72.8
Adjusted EBITDA % change	11%		9%		10%		40%	—%		6%	10%
Adjusted EBITDA margin change	700	bp	520	bp	110	bp		110	bp		340	bp

Nine Months Ended 30 June 2016
Operating income (loss)	$670.5		$284.5		$339.2		$(44.1)	$391.7		$(27.5)	$1,614.3
Add: Depreciation and amortization	330.1		140.1		149.4		5.9	58.2		11.7	695.4
Add: Equity affiliates’ income (loss)	38.1		26.1		43.9		(.6)	1.1		—	108.6
Adjusted EBITDA	$1,038.7		$450.7		$532.5		$(38.8)	$451.0		$(15.8)	$2,418.3
Adjusted EBITDA margin	42.1%		35.0%		42.0%			30.0%			34.2%

Nine Months Ended 30 June 2015
Operating income (loss)	$599.7		$239.9		$276.1		$(49.9)	$360.3		$(49.8)	$1,376.3
Add: Depreciation and amortization	310.8		145.7		151.8		14.0	70.0		9.5	701.8
Add: Equity affiliates’ income	49.6		30.4		36.7		.2	1.6		—	118.5
Adjusted EBITDA	$960.1		$416.0		$464.6		$(35.7)	$431.9		$(40.3)	$2,196.6
Adjusted EBITDA margin	34.4%		29.6%		38.4%			27.0%			29.5%
Adjusted EBITDA change	$78.6		$34.7		$67.9		$(3.1)	$19.1		$24.5	$221.7
Adjusted EBITDA % change	8%		8%		15%		(9)%	4%		61%	10%
Adjusted EBITDA margin change	770	bp	540	bp	360	bp		300	bp		470	bp

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CAPITAL EXPENDITURES

We utilize a non-GAAP measure in the computation of capital expenditures and include spending associated with facilities accounted for as capital leases. Certain contracts associated with facilities that are built to provide product to a specific customer are required to be accounted for as leases, and such spending is reflected as a use of cash within cash provided by operating activities if the arrangement qualifies as a capital lease.

Below is a reconciliation of capital expenditures on a GAAP basis to a non-GAAP measure:

	Three Months Ended 30 June		Nine Months Ended 30 June
	2016	2015	2016	2015
Capital expenditures – GAAP basis	$262.5	$324.4	$797.3	$987.4
Capital lease expenditures	6.0	31.8	24.6	79.0
Capital expenditures – Non-GAAP basis	$268.5	$356.2	$821.9	$1,066.4

We expect capital expenditures for fiscal year 2016 to be approximately $1,200.

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RETURN ON CAPITAL EMPLOYED (ROCE)

Return on capital employed (ROCE) is calculated as earnings after-tax divided by average total capital. Earnings after-tax is defined as operating income and equity affiliates’ income, after-tax, at our effective tax rate. On a non-GAAP basis, operating income and taxes have been adjusted for the impact of the disclosed items detailed below. Total capital consists of total debt, total equity, and redeemable noncontrolling interest less assets of discontinued operations.

	2016				2015				2014
	Q3		Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3
Operating income	$535.1		$513.3	$510.6	$474.3	$424.8	$376.9	$432.3	$146.6
Equity affiliates’ income	42.4		32.5	33.7	36.0	42.4	33.0	43.1	39.7
Earnings Before Tax – GAAP	$577.5		$545.8	$544.3	$510.3	$467.2	$409.9	$475.4	$186.3

Business separation costs	9.5		7.4	12.0	7.5	—	—	—	—
Business restructuring and cost reduction actions	14.2		8.6	—	61.7	58.2	55.4	32.4	12.7
Pension settlement loss	1.0		2.6	—	7.0	1.6	12.6	—	5.5
Gain on previously held equity interest	—		—	—	—	—	—	(17.9)	—
Goodwill and intangible asset impairment charge	—		—	—	—	—	—	—	310.1
Gain on land sales	—		—	—	(33.6)	—	—	—	—
Earnings Before Tax – Non-GAAP	$602.2		$564.4	$556.3	$552.9	$527.0	$477.9	$489.9	$514.6
Taxes – Non-GAAP	148.7		140.0	141.3	131.6	131.2	115.2	118.1	124.0
Earnings After Tax – Non-GAAP	$453.5		$424.4	$415.0	$421.3	$395.8	$362.7	$371.8	$390.6

Short-term borrowings	$1,043.0		$1,480.9	$1,539.4	$1,494.3	$1,087.8	$1,261.0	$1,283.5	$1,228.7	$1,115.2
Current portion of long-term debt	715.1		763.9	407.9	435.6	84.9	157.7	54.2	65.3	69.8
Long-term debt	3,925.6		3,573.2	3,870.5	3,949.1	4,690.5	4,511.5	4,751.3	4,824.5	4,951.0
Total Debt	$5,683.7		$5,818.0	$5,817.8	$5,879.0	$5,863.2	$5,930.2	$6,089.0	$6,118.5	$6,136.0
Total Equity	$7,180.2		$7,053.1	$7,499.0	$7,381.1	$7,731.3	$7,476.3	$7,503.3	$7,521.4	$7,856.2
Redeemable Noncontrolling Interest	—		—	—	—	277.9	280.0	288.7	287.2	341.4
Assets of discontinued operations	(18.8)		(20.4)	(938.2)	(893.6)	(845.1)	(724.3)	(688.6)	(591.4)	(475.3)
Total Capital	$12,845.1		$12,850.7	$12,378.6	$12,366.5	$13,027.3	$12,962.2	$13,192.4	$13,335.7	$13,858.3

Earnings After Tax – Non-GAAP	$1,714.2					$1,520.9
Five-quarter average total capital	12,693.6					13,275.2
ROCE – Non-GAAP	13.5%					11.5%

Change	200	bp

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OUTLOOK

Guidance provided is on a non-GAAP continuing operations basis, which excludes the impact of certain items that we believe are not representative of our underlying business.

	Diluted EPS
	Q4	Full Year
2015 GAAP	$1.59	$5.91
Business restructuring and cost reduction actions	.25	.71
Pension settlement loss	.02	.06
Business separation costs	.03	.03
Gain on previously held equity interest	—	(.05)
Gain on land sales	(.13)	(.13)
Loss on early retirement of debt	.07	.07
2015 Non-GAAP Measure	$1.83	$6.60
2016 Non-GAAP Outlook	1.91-2.01	7.45-7.55
Change Non-GAAP	$.08-.18	$.85-.95
% Change Non-GAAP	4%-10%	13%-14%

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

CONSOLIDATED INCOME STATEMENTS

(Unaudited)

	Three Months Ended		Nine Months Ended
	30 June		30 June
(Millions of dollars, except for share data)	2016	2015	2016	2015
Sales	$2,434.4	$2,470.2	$7,061.4	$7,445.5
Cost of sales	1,639.3	1,715.2	4,754.0	5,243.1
Selling and administrative	212.0	241.5	630.5	739.4
Research and development	34.1	33.4	98.8	104.2
Business separation costs	9.5	—	28.9	—
Business restructuring and cost reduction actions	14.2	58.2	22.8	146.0
Pension settlement loss	1.0	1.6	3.6	14.2
Gain on previously held equity interest	—	—	—	17.9
Other income (expense), net	10.8	4.5	36.2	17.5
Operating Income	535.1	424.8	1,559.0	1,234.0
Equity affiliates’ income	42.4	42.4	108.6	118.5
Interest expense	35.0	28.2	82.9	80.7
Income From Continuing Operations Before Taxes	542.5	439.0	1,584.7	1,271.8
Income tax provision	179.5	104.1	447.9	298.9
Income from Continuing Operations	363.0	334.9	1,136.8	972.9
Loss From Discontinued Operations, net of tax	(8.9)	(1.7)	(876.2)	(5.3)
Net Income	354.1	333.2	260.6	967.6
Less: Net Income Attributable to Noncontrolling Interests	7.3	14.4	23.5	34.2
Net Income Attributable to Air Products	$346.8	$318.8	$237.1	$933.4

Net Income Attributable to Air Products
Income from continuing operations	$355.7	$320.5	$1,113.3	$938.7
Loss from discontinued operations	(8.9)	(1.7)	(876.2)	(5.3)
Net Income Attributable to Air Products	$346.8	$318.8	$237.1	$933.4

Basic Earnings Per Common Share Attributable to Air Products
Income from continuing operations	$1.64	$1.49	$5.15	$4.37
Loss from discontinued operations	(.04)	(.01)	(4.05)	(.02)
Net Income Attributable to Air Products	$1.60	$1.48	$1.10	$4.35

Diluted Earnings Per Common Share Attributable to Air Products
Income from continuing operations	$1.63	$1.48	$5.11	$4.32
Loss from discontinued operations	(.04)	(.01)	(4.02)	(.02)
Net Income Attributable to Air Products	$1.59	$1.47	$1.09	$4.30

Weighted Average Common Shares – Basic (in millions)	216.6	215.2	216.1	214.8
Weighted Average Common Shares – Diluted (in millions)	218.5	217.4	218.0	217.2
Dividends Declared Per Common Share – Cash	$.86	$.81	$2.53	$2.39

Other Data from Continuing Operations
Depreciation and amortization	$230.6	$233.0	$695.4	$701.8
Capital expenditures on a Non-GAAP basis (see page 9 for reconciliation)	268.5	356.2	821.9	1,066.4

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Millions of dollars)	30 June 2016	30 September 2015
Assets
Current Assets
Cash and cash items	$514.8	$206.4
Trade receivables, net	1,563.2	1,406.2
Inventories	611.1	657.8
Contracts in progress, less progress billings	110.9	110.8
Prepaid expenses	80.3	67.0
Other receivables and current assets	479.7	343.5
Current assets of discontinued operations	18.8	1.8
Total Current Assets	3,378.8	2,793.5
Investment in net assets of and advances to equity affiliates	1,270.4	1,265.7
Plant and equipment, at cost	19,967.1	19,462.8
Less: accumulated depreciation	11,168.5	10,717.7
Plant and equipment, net	8,798.6	8,745.1
Goodwill, net	1,135.2	1,131.3
Intangible assets, net	491.2	508.3
Noncurrent capital lease receivables	1,245.6	1,350.2
Other noncurrent assets	763.7	648.6
Noncurrent assets of discontinued operations	—	891.8
Total Noncurrent Assets	13,704.7	14,541.0
Total Assets	$17,083.5	$17,334.5

Liabilities and Equity
Current Liabilities
Payables and accrued liabilities	$1,778.0	$1,641.7
Accrued income taxes	101.4	55.8
Short-term borrowings	1,043.0	1,494.3
Current portion of long-term debt	715.1	435.6
Current liabilities of discontinued operations	21.4	17.0
Total Current Liabilities	3,658.9	3,644.4
Long-term debt	3,925.6	3,949.1
Other noncurrent liabilities	1,414.2	1,554.0
Deferred income taxes	904.6	803.4
Noncurrent liabilities of discontinued operations	—	2.5
Total Noncurrent Liabilities	6,244.4	6,309.0
Total Liabilities	9,903.3	9,953.4

Air Products Shareholders’ Equity	7,045.4	7,249.0
Noncontrolling Interests	134.8	132.1
Total Equity	7,180.2	7,381.1
Total Liabilities and Equity	$17,083.5	$17,334.5

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended 30 June
(Millions of dollars)	2016	2015
Operating Activities
Net income	$260.6	$967.6
Less: Net income attributable to noncontrolling interests	23.5	34.2
Net income attributable to Air Products	237.1	933.4
Loss from discontinued operations	876.2	5.3
Income from continuing operations attributable to Air Products	1,113.3	938.7
Adjustments to reconcile income to cash provided by operating activities:
Depreciation and amortization	695.4	701.8
Deferred income taxes	80.4	18.5
Gain on previously held equity interest	—	(17.9)
Undistributed earnings of unconsolidated affiliates	(34.9)	(74.6)
Share-based compensation	28.6	37.3
Noncurrent capital lease receivables	61.5	(3.9)
Write-down of long-lived assets associated with restructuring	—	27.8
Other adjustments	83.6	(63.9)
Working capital changes that provided (used) cash, excluding effects of acquisitions and divestitures:
Trade receivables	(188.4)	(23.2)
Inventories	39.8	2.4
Contracts in progress, less progress billings	(7.4)	(.1)
Other receivables	(74.1)	(52.3)
Payables and accrued liabilities	32.6	189.7
Other working capital	3.9	(5.8)
Cash Provided by Operating Activities	1,834.3	1,674.5
Investing Activities
Additions to plant and equipment	(797.3)	(948.6)
Acquisitions, less cash acquired	—	(34.5)
Proceeds from sale of assets and investments	76.6	15.1
Other investing activities	(1.7)	(4.9)
Cash Used for Investing Activities	(722.4)	(972.9)
Financing Activities
Long-term debt proceeds	386.9	338.0
Payments on long-term debt	(126.3)	(559.2)
Net increase (decrease) in commercial paper and short-term borrowings	(434.8)	122.0
Dividends paid to shareholders	(534.9)	(503.4)
Proceeds from stock option exercises	76.2	92.5
Excess tax benefit from share-based compensation	16.5	26.7
Other financing activities	(34.4)	(45.3)
Cash Used for Financing Activities	(650.8)	(528.7)
Discontinued Operations
Cash used for operating activities	(59.4)	(16.6)
Cash used for investing activities	(97.0)	(266.1)
Cash provided by financing activities	—	—
Cash Used for Discontinued Operations	(156.4)	(282.7)
Effect of Exchange Rate Changes on Cash	3.7	(11.5)
Increase (Decrease) in Cash and Cash Items	308.4	(121.3)
Cash and Cash Items – Beginning of Year	206.4	336.6
Cash and Cash Items – End of Period	$514.8	$215.3

Supplemental Cash Flow Information
Cash paid for taxes (net of cash refunds)	$330.1	$261.9

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

SUMMARY BY BUSINESS SEGMENTS

(Unaudited)

(Millions of dollars)	Industrial Gases– Americas	Industrial Gases– EMEA	Industrial Gases– Asia	Industrial Gases– Global	Materials Technologies	Corporate and other	Segment Total
Three Months Ended 30 June 2016
Sales	$832.2	$427.4	$447.6	$150.8	$520.0	$56.4	$2,434.4
Operating income (loss)	234.5	103.4	118.1	(13.9)	135.2	(17.5)	559.8
Depreciation and amortization	111.9	45.1	49.2	2.0	18.6	3.8	230.6
Equity affiliates’ income (loss)	15.9	11.3	14.8	(.1)	.5	—	42.4

Three Months Ended 30 June 2015
Sales	$898.2	$455.2	$417.6	$71.3	$539.8	$88.1	$2,470.2
Operating income (loss)	206.5	87.6	100.9	(24.1)	131.5	(17.8)	484.6
Depreciation and amortization	103.9	47.0	51.9	4.2	22.7	3.3	233.0
Equity affiliates’ income	17.3	12.1	12.7	—	.3	—	42.4

Nine Months Ended 30 June 2016
Sales	$2,466.2	$1,286.0	$1,267.2	$341.7	$1,504.3	$196.0	$7,061.4
Operating income (loss)	670.5	284.5	339.2	(44.1)	391.7	(27.5)	1,614.3
Depreciation and amortization	330.1	140.1	149.4	5.9	58.2	11.7	695.4
Equity affiliates’ income (loss)	38.1	26.1	43.9	(.6)	1.1	—	108.6

Nine Months Ended 30 June 2015
Sales	$2,791.6	$1,404.8	$1,209.3	$197.4	$1,597.1	$245.3	$7,445.5
Operating income (loss)	599.7	239.9	276.1	(49.9)	360.3	(49.8)	1,376.3
Depreciation and amortization	310.8	145.7	151.8	14.0	70.0	9.5	701.8
Equity affiliates’ income	49.6	30.4	36.7	.2	1.6	—	118.5

Total Assets
30 June 2016	$5,932.0	$3,213.9	$4,194.2	$394.6	$1,732.6	$1,597.4	$17,064.7
30 September 2015	5,774.9	3,323.9	4,154.0	370.5	1,741.9	1,075.7	16,440.9

Below is a reconciliation of segment total operating income to consolidated operating income:

	Three Months Ended		Nine Months Ended
	30 June		30 June
Operating Income	2016	2015	2016	2015
Segment total	$559.8	$484.6	$1,614.3	$1,376.3
Business separation costs	(9.5)	—	(28.9)	—
Business restructuring and cost reduction actions	(14.2)	(58.2)	(22.8)	(146.0)
Pension settlement loss	(1.0)	(1.6)	(3.6)	(14.2)
Gain on previously held equity interest	—	—	—	17.9
Consolidated Total	$535.1	$424.8	$1,559.0	$1,234.0

Below is a reconciliation of segment total assets to consolidated total assets:

	30 June	30 September
Total Assets	2016	2015
Segment total	$17,064.7	$16,440.9
Discontinued operations	18.8	893.6
Consolidated Total	$17,083.5	$17,334.5

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(Millions of dollars, unless otherwise indicated)

1. MATERIALS TECHNOLOGIES SEPARATION

On 16 September 2015, the Company announced plans to separate its Materials Technologies business, which contains two divisions, Electronic Materials (EMD) and Performance Materials (PMD), into an independent publicly traded company and distribute to Air Products shareholders all of the shares of the new public company in a tax-free distribution (a “spin-off”). Versum Materials, LLC, or Versum, was formed as the new company to hold the Materials Technologies business in November 2015 and is currently a wholly owned subsidiary of the Company.

On 6 May 2016, the Company entered into a definitive agreement to sell certain subsidiaries and assets comprising the Performance Materials division to Evonik Industries AG for $3.8 billion in cash and the assumption of certain liabilities. As a result, the Company now intends to include only the Electronic Materials division in the Versum spin-off. The Company is targeting to complete the spin-off in calendar year 2016. Versum will be converted from a limited liability company to a Delaware corporation (Versum Materials, Inc.) prior to spin-off.

For the three and nine months ended 30 June 2016, we incurred separation costs of $9.5 ($54.2 including tax impact, or $.25 per share) and $28.9 ($75.1 including tax impact, or $.34 per share), respectively, primarily related to legal and other advisory fees. These fees are reflected on the consolidated income statements as “Business separation costs.” The tax impact includes an income tax expense of $45.7 resulting from a dividend declared during the third quarter to repatriate $443.8 from a subsidiary in South Korea to the U.S. Previously, most of these foreign earnings were considered to be indefinitely reinvested.

2. DISCONTINUED OPERATIONS

On 29 March 2016, the Board of Directors approved the Company’s exit of its Energy-from-Waste (EfW) business. As a result, efforts to start up and operate its two EfW projects located in Tees Valley, United Kingdom, have been discontinued. The decision to exit the business and stop development of the projects was based on continued difficulties encountered and the Company’s conclusion, based on testing and analysis completed during the second quarter of fiscal year 2016, that significant additional time and resources would be required to make the projects operational. In addition, the decision allows the Company to execute its strategy of focusing resources on its core Industrial Gases business. As a result, the EfW segment has been presented as a discontinued operation. Prior year EfW business segment information has been reclassified to conform to current year presentation. During the second quarter of fiscal year 2016, a loss on disposal of $945.7 ($846.6 after-tax) was recorded, primarily to write down assets to their estimated net realizable value and record a liability for plant disposition costs. Income tax benefits related only to one of the projects, as the other did not qualify for a local tax deduction. The loss from discontinued operations, net of tax during the three months ended 30 June 2016 and 2015 primarily relates to land leases, commercial and administrative costs, and costs incurred for ongoing project exit activities.

3. COST REDUCTION ACTIONS

For the three and nine months ended 30 June 2016, we recognized an expense of $14.2 ($9.3 after-tax, or $.04 per share) and $22.8 ($16.4 after-tax, or $.08 per share), respectively, for severance and other benefits related to cost reduction actions. During the first nine months of fiscal year 2016, the cost reduction actions resulted in the elimination of approximately 500 positions. The expenses related primarily to the Industrial Gases – Americas and the Industrial Gases – EMEA segments.

4. PENSION SETTLEMENT

Our U.S. supplemental pension plan provides for a lump sum benefit payment option at the time of retirement, or for corporate officers, six months after the retirement date. Pension settlements are recognized when cash payments exceed the sum of the service and interest cost components of net periodic pension cost of the plan for the fiscal year. For the three and nine months ended 30 June 2016, we recognized a pension settlement charge of $1.0 ($.6 after-tax) and $3.6 ($2.2 after-tax, or $.01 per share). This settlement accelerated the recognition of a portion of actuarial losses deferred in accumulated other comprehensive loss. We expect that additional settlement losses will be recognized during the fourth quarter.

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5. BALANCE SHEET CLASSIFICATION OF DEFERRED TAXES

In November 2015, the Financial Accounting Standards Board (FASB) issued guidance to simplify the presentation of deferred income taxes by requiring that all deferred tax liabilities and assets be classified as noncurrent on the balance sheet. As of the first quarter of fiscal year 2016, we adopted this guidance on a retrospective basis. Accordingly, prior year amounts have been reclassified to conform to the current year presentation. The guidance, which did not change the existing requirement to net deferred tax assets and liabilities within a jurisdiction, resulted in a reclassification adjustment that increased noncurrent deferred tax assets by $13.7 and decreased noncurrent deferred tax liabilities by $99.9 as of 30 September 2015.